UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2017 (September 25, 2017)

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2017, Oasis Midstream Partners LP (the “Partnership”), an indirect subsidiary of Oasis Petroleum Inc. (the “Company”), closed its firm commitment underwritten initial public offering (the “Offering”) of 7,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $17.00 per Common Unit. The Offering was underwritten by a group of underwriters (the “Underwriters”), with Morgan Stanley & Co. LLC acting as the sole representative of the several Underwriters. The Partnership granted the Underwriters a 30-day option to purchase up to 1,125,000 additional Common Units on the same terms (the “Option”). The material terms of the Offering are described in the prospectus, dated September 20, 2017 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on September 22, 2017, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

Contribution Agreement

On September 25, 2017, the Company entered into a Contribution Agreement (the “Contribution Agreement”) by and among the Company, the Partnership, Oasis Petroleum LLC (“OAS LLC”), OMS Holdings LLC (“OMS Holdings”), Oasis Midstream Services LLC (“OMS”), OMP GP LLC (the “General Partner”) and OMP Operating LLC (“OMP Operating”), whereby, concurrently with the closing of the Offering, OAS caused OMS to contribute to OMP Operating a 100% limited liability company interest in Bighorn DevCo LLC (“Bighorn DevCo”), a 10% controlling limited liability company interest in Bobcat DevCo LLC (“Bobcat DevCo”) and a 40% controlling limited liability company interest in Beartooth DevCo LLC (“Beartooth DevCo”), which collectively own certain midstream infrastructure assets developed by the Company in the Williston Basin of North Dakota and Montana, in exchange for (i) the issuance by the Partnership to OMS Holdings of 5,125,000 Common Units, 13,750,000 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), (ii) a distribution of approximately $113.9 million, (iii) the right to receive the Deferred Issuance and Distribution (as defined in the Contribution Agreement) and (iv) the issuance to the General Partner of all of the equity interests in the Partnership classified as “Incentive Distribution Rights” under the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”).

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On September 25, 2017, in connection with the closing of the Offering, the Company entered into an Omnibus Agreement (the “Omnibus Agreement”) with the Partnership, OAS LLC, OMS Holdings, OMS, the General Partner and OMP Operating, pursuant to which:

•	the Company granted the Partnership a right of first offer (“ROFO”) with respect to (i) its retained interests in each of Bobcat DevCo and Beartooth DevCo and (ii) any other midstream assets that the Company or any successor to the Company builds with respect to its current acreage and elects to sell in the future, which ROFO converts into a right of first refusal (“ROFR”) upon a change of control of the Company;

•	the Company provided the Partnership with a license to use certain Company-related names and trademarks in connection with the Partnership’s operations; and

•	the Company agreed to indemnify the Partnership for certain environmental and other liabilities, including certain liabilities related to the Mirada litigation (as described in the Omnibus Agreement, the “Mirada Litigation”), and the Partnership agreed to indemnify the Company for certain environmental and other liabilities related to the Partnership’s assets to the extent the Company is not required to indemnify the Partnership.

The maximum liability of the Company for its indemnification obligations under the Omnibus Agreement will not exceed $15 million and the Company will not have any obligation under this indemnification until the Partnership’s aggregate losses exceed $100,000; provided that the Company’s indemnification obligations with respect to the Mirada Litigation are not subject to the aggregate limit or deductible. The Company will have no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws enacted or promulgated after the closing of the Offering and its indemnification obligations (other than with respect to the Mirada Litigation) will terminate on the third anniversary of the closing of the Offering.

The Partnership has agreed to indemnify the Company against all losses, including environmental liabilities, related to the operation of the Partnership’s assets after the closing of the Offering, to the extent the Company is not required to indemnify the Partnership for such losses.

The initial term of the Omnibus Agreement will be ten years from the closing of the Offering and will thereafter automatically extend from year-to-year unless terminated by the Partnership or the General Partner. The Company may terminate the Omnibus Agreement in the event that it ceases to be an affiliate of the Partnership and may also terminate the Omnibus Agreement if the Partnership fails to pay amounts due under the agreement in accordance with its terms. Additionally, both the ROFO and the ROFR in the Omnibus Agreement will terminate in the event the Company elects to sell the General Partner to a third party (other than in connection with a change of control of the Company). The Omnibus Agreement may only be assigned by a party with the other parties’ consent.

The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Ninth Amendment to Second Amended and Restated Credit Agreement

On September 25, 2017, OPNA, as borrower, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into the Ninth Amendment to Second Amended and Restated Credit Agreement (the “Credit Agreement”) with its bank syndicate (the “Amendment”), which provides for (i) the transactions to be undertaken pursuant to the Contribution Agreement, and (ii) each of Bobcat DevCo and Beartooth DevCo (each a “DevCo”) to (a) enter into limited recourse guaranty agreements by and between each DevCo and the Administrative Agent in order to guarantee the obligations of OPNA under the Credit Agreement up to the collateral amounts secured by each such DevCo’s DevCo Mortgage (as defined in the Credit Amendment), and (b) to grant to the Administrative Agent the DevCo Mortgages to provide additional collateral to secure indebtedness under the Credit Agreement.

In addition, the lenders under the Company’s revolving credit facility reaffirmed the Company’s borrowing base and elected commitments at $1,600 million and $1,150 million, respectively, for the period from the effective date of the Amendment to the next redetermination date. The lenders’ aggregate commitment can be increased to the full $1,600 million borrowing base by increasing the commitment of one or more lenders.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Services and Secondment Agreement

On September 25, 2017, in connection with the closing of the Offering, the Company entered into a 15-year Services and Secondment Agreement with the Partnership (the “Services and Secondment Agreement”), pursuant to which, the Company will, or will cause its affiliates to, perform centralized corporate, general and administrative services for the Partnership. The Company will also second to the Partnership certain of the Company’s employees to operate, construct, manage and maintain the Partnership’s assets. The Services and Secondment Agreement requires the Partnership to reimburse the Company for direct general and administrative expenses incurred by the Company for the provision of the above services. Additionally, the Partnership will reimburse the Company for compensation and certain other expenses paid to employees of the Company that are seconded to the Partnership and who spend time managing and operating the Partnership’s business. The expenses of executive officers and non-executive employees will be allocated to the Partnership based on the amount of time spent managing the Partnership’s business and operations. The reimbursements to the General Partner and the Company will be made prior to cash distributions to holders of the Partnership’s Common Units.

The foregoing description is qualified in its entirety by reference to the full text of the Services and Secondment Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

OAS LLC is a direct wholly owned subsidiary of the Company, and each of OPNA, OPM and OMS Holdings are direct wholly owned subsidiaries of OAS LLC. OMS Holdings holds 100% of the limited liability company interests in OMS and all of the Class A Units of the General Partner (which are vested with all management rights with respect to the General Partner and have the right to approximately 90% of the economic benefits associated with the General Partner). The General Partner holds the non-economic general partner interest of the Partnership and the right to receive the incentive distribution rights, as described in the Partnership Agreement. OMS Holdings holds 5,125,000 Common Units and 13,750,000 Subordinated Units and has certain rights to receive up to an additional 1,125,000 Common Units in the future if the Underwriters do not exercise the Option. If the Underwriters do not exercise the Option, OMS Holdings will own approximately 72.7% of the limited partner interests in the Partnership. As a result of the foregoing relationships, certain individuals, including officers and directors of the Company, OAS LLC, OPNA, OPM, OMS Holdings, OMS and the General Partner, serve as officers and/or directors of more than one of such other entities.

Item 2.01. Completion of Acquisition or Disposition of Assets

Contribution Agreement

The description of the Contribution Agreement provided above under Item 1.01 is incorporated in this Item 2.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information included under the heading “Ninth Amendment to Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Contribution Agreement, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, Oasis Petroleum LLC, OMS Holdings LLC, Oasis Midstream Services LLC, OMP GP LLC and OMP Operating LLC.

10.2	Omnibus Agreement, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, Oasis Petroleum Inc., Oasis Petroleum LLC, OMS Holdings LLC, Oasis Midstream Services LLC, OMP GP LLC and OMP Operating LLC.

10.3	Ninth Amendment to Second Amended and Restated Credit Agreement, dated as of September 25, 2017, by and among Oasis Petroleum North America LLC, as borrower, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto.

10.4	Services and Secondment Agreement, dated as of September 25, 2017, by and between Oasis Midstream Partners LP and Oasis Petroleum Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OASIS PETROLEUM INC.
(Registrant)

By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

Date: September 29, 2017